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                                    EXHIBIT 1

                               ERNST & YOUNG, LLP
                       400 West Market Street, Suite 2100
                           Louisville, Kentucky 40202



September 30, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen,

We have read Blue Ridge Energy's statements included under Item 4 of its Form 8-K dated September 30, 2003, and agree with the statements contained therein.

Very truly yours,



/s/ Ernst & Young, LLP